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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation:

We consent to the use of our report dated February 4, 2003, incorporated by reference herein, with respect to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

Our audit report covering the December 31, 2002 consolidated financial statements refers to changes in the methods of accounting for derivative instruments and hedging activities, business combinations and goodwill.


                                                   /s/ KPMG LLP

Oklahoma City, of Oklahoma
April 29, 2003